UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

CRT Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Filing pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Filer and Subject Company: CRT Properties, Inc.

Exchange Act File Number: 1-9997

CRT PROPERTIES, INC. SIGNS DEFINITIVE MERGER AGREEMENT

TO BE ACQUIRED FOR $27.80 PER SHARE

BOCA RATON, Fla.—(BUSINESS WIRE)—Friday, June 17, 2005—CRT Properties, Inc. (NYSE: CRO, “CRT” or the “Company”) today announced the signing of a definitive merger agreement to be acquired by clients advised by DRA Advisors LLC (“DRA”).

Under the terms of the agreement, holders of CRT’s common stock will receive $27.80 per share in cash upon the closing of the merger. The per share purchase price represents a 15.4% premium over CRT’s closing share price on June 16, 2005, and an 17.7% premium over the prior 10 day average share price. The total consideration paid to holders of CRT common stock under the agreement is approximately $936.7 million and the total transaction value is approximately $1.7 billion, which includes indebtedness to be assumed or repaid. The Company will pay a pro-rated dividend on its common stock through September 30, 2005. The Company’s 8.5% Series A Cumulative Redeemable Preferred stock will be converted into shares of 8.5% Series A Cumulative Redeemable Preferred Stock of the surviving corporation on identical terms.

Completion of the transaction, which is currently expected to occur late in the third quarter, is subject to approval by the Company’s common shareholders and certain other customary closing conditions. The transaction is not subject to any financing conditions.

Thomas J. Crocker, Chief Executive Officer and Director of CRT stated “The CRT board of directors has unanimously approved this transaction and will recommend its approval to the common shareholders. We firmly believe that this transaction is in the best interest of CRT’s shareholders. This transaction demonstrates the value inherent in our business model and the enormous efforts of all of our employees.”

Wachovia Securities acted as CRT’s exclusive financial advisor in connection with the proposed transaction and Goodwin Procter LLP provided legal advice. Blank Rome LLP provided legal advice to DRA.

Effective today, CRT has also suspended its dividend reinvestment plan and all future dividends will be paid in cash only.

About CRT Properties, Inc.

CRT Properties, Inc. owns 137 office buildings, containing approximately 11.7 million rentable square feet, located in more than twenty-five office projects in twelve metropolitan areas in the Southeastern United States, Texas and Maryland. For more information about CRT Properties, Inc., access its website at http://www.crtproperties.com or contact Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945.

About DRA Advisors LLC

DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, including pension funds, university endowments, foundations and insurance companies. Founded in 1986, the firm currently manages approximately $3.6 billion in assets. Additional information about DRA can be found on the company’s web site at www.draadvisors.com.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, CRT will file a proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”). CRT URGES SHAREHOLDERS TO REVIEW THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC RELATED TO THE PROPOSED MERGER CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRT, DRA, THE PROPOSED MERGER AND RELATED MATTERS.

The proxy statement and other documents to be filed with the SEC by CRT will be available without charge on the SEC’s web site at www.sec.gov. A free copy of these documents may also be obtained from CRT’s Investor Relations at the address set forth above. Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

The officers and directors of CRT have interests in the proposed merger, some of which may differ from, or may be in addition to, those of CRT’s shareholders generally. In addition, CRT, its officers, directors and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of CRT related to the proposed merger. Information about the officers and directors of CRT and the number of CRT common shares beneficially owned by such persons was set forth in the proxy statement for CRT’s 2005 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 18, 2005. Shareholders may obtain additional information regarding the direct and indirect interests in CRT of the respective officers and directors of CRT and DRA by reading the proxy statement regarding the merger when it becomes available.

Forward-Looking Statements

Certain statements in this release that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of CRT to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include the possibility that the proposed merger may not be consummated on the terms described in this release, or at all, that difficulties in satisfying closing conditions could result in closing being delayed beyond current estimates, the fact that material litigation against the Company could be brought, the possibility that the intended benefits of the proposed merger may not be fully realized, changes in general economic conditions, real estate conditions, competition, financial performance of CRT’s properties, joint ventures and investments, and environmental and other liabilities. CRT refers you to the documents it files from time to time with the SEC available through CRT’s website at www.crtproperties.com, which discuss these and other factors that could adversely affect CRT’s results. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. CRT undertakes no obligation to update publicly or revise any forward-looking statements.